Exhibit 10.20(c)

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

ASSIGNMENT AND AMENDMENT NO. 2 OF SEED BANK SUPPLY AGREEMENT

This Assignment and Amendment No. 2 of Seed Bank Supply Agreement (“Assignment”), effective as of January 6, 2021 (“Assignment Effective Date”), is entered into by and among Hadasit Medical Research Services and Development Ltd., a company duly incorporated under the laws of Israel (“Hadasit”), Oscine Corp., a Delaware corporation (“Oscine”), and Sana Biotechnology, Inc., a Delaware corporation (“Sana”).

WHEREAS, Oscine and Hadasit are parties to that certain Seed Bank Supply Agreement dated as of July 9, 2018, as amended by that certain Amendment No. 1 thereto dated as of September 10, 2020 (the “Seed Bank Agreement”);

WHEREAS, Sana, Oscine Holdings, LLC (Oscine’s parent company, referred to herein as “Holdings”), and the other parties named therein, entered into a Stock Purchase Agreement, dated as of September 10, 2020 (the “Acquisition Date”), pursuant to which Sana acquired all of the outstanding stock of Oscine from Holdings, and as a result of which Oscine is a wholly-owned subsidiary of Sana;

WHEREAS such acquisition constituted an “M&A Transaction” as that term is defined and used in the Seed Bank Supply Agreement;

WHEREAS, Oscine now wishes to assign the Seed Bank Agreement, and all rights, obligations, and interest therein, to Sana, and Hadasit wishes to consent to such assignment; and

WHEREAS, Oscine and Hadasit wish to amend the Seed Bank Agreement as set forth herein.

In consideration of the covenants and conditions contained herein, the parties hereby agree to the following:

1.

Oscine hereby irrevocably assigns, transfers, conveys and delivers to Sana the Seed Bank Supply Agreement, and all of Oscine’s rights, obligations, and interest therein. Sana agrees to accept such assignment and to assume such obligations and be bound to the terms of the Seed Bank Supply Agreement as “Oscine” thereunder. Hadasit hereby consents to the transfer and assignment from Oscine to Sana, and assumption by Sana from Oscine, effective upon the Assignment Effective Date, including all rights, interest, and obligations under the Seed Bank Supply Agreement. Accordingly, Sana and Hadasit agree that, upon such assignment, transfer, and assumption, each of Sana and Hadasit shall be entitled to enforce the applicable terms of the Seed Bank Supply Agreement against each other, provided that (i) the termination of Oscine’s remaining rights under the Seed Bank Supply Agreement shall not have any effect on the assignment to Sana hereunder and (ii) any default or breach by Oscine of the Seed Bank Supply Agreement occurring prior to the Acquisition Date shall be deemed a default or breach by Sana.

2.

The parties hereby agree that all references to “Oscine” in the Seed Bank Supply Agreement shall mean Sana, except in Section 1.2.19 (definition of Oscine Product(s)), where reference to “Oscine’s proprietary differentiation technology” will refer to (i) the proprietary differentiation technology owned by Oscine prior to the Acquisition Date and (ii) modifications or improvements thereto made by Sana on or after the Acquisition Date (all such differentiation technology, the “Oscine Technology”).

3.

The definition of Oscine Products is hereby deleted and replaced in its entirety with the following: ““Oscine Product(s)” shall mean glial progenitor cell and glial cell therapy products in the Field that are derived from the Cell Line using Oscine’s proprietary differentiation technology, including such cell therapy products as modified or improved by Sana.”

4.

For clarity, no rights are granted under the Seed Bank Agreement to use the Cell Line or Cell Line Derivatives (as such terms are defined in the Seed Bank Agreement) with any differentiation technology (including any technology owned by Sana), other than the Oscine Technology. Sana, Oscine and Hadasit agree that, subject to Sana’s compliance with Section 4 of Amendment No. 1 to the Seed Bank Agreement, the assignment set forth in this paragraph complies with Sections 3.5(c), 3.6 and 13 of the Seed Bank Supply Agreement.

5.	The contact information for Sana set forth in Section 15 is hereby deleted and replaced with the following:

If to Company:

Sana Biotechnology, Inc.

188 East Blaine Street, Suite 400

Seattle WA, 98102

Attn: General Counsel

[***]

6.	Miscellaneous

The parties may execute this Assignment by electronic signature in counterparts, each of which will be deemed an original, but all of which together constitute one and the same agreement. This Assignment may be delivered by facsimile transmission or electronic mail, and such copies of executed signature pages will be binding as originals.

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IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Assignment as of the Assignment Effective Date.

Oscine Corp.		Sana Biotechnology, Inc.

By:	/s/ Nathan Hardy	By:	/s/ Christopher Pritchard, PhD
Name:	Nathan Hardy	Name:	Christopher Pritchard, PhD
Title:	Chief Financial Officer	Title:	VP, Business Development
Date:	January 6, 2021	Date:	January 6, 2021

Hadasit Medical Research Services and Development Ltd.

By:	/s/ Dr. Tamar Raz
Name:	Dr. Tamar Raz
Title:	CEO
Date:	January 7, 2021

By:	/s/ Carole Grumbach, MBA
Name:	Carole Grumbach, MBA
Title:	VP Finance & Contract
Date:	January 7, 2021

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